Digital Caddies, Inc.

PURCHASE WARRANT

Issued to:

______________________________________________

Exercisable to Purchase

[___________] Shares of Common Stock

Of

DIGITAL CADDIES, INC.

Warrant No. [XX] – [___________]

Void after April 17, 2019

THIS WARRANT HAS NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933

AND IS NOT TRANSFERABLE

EXCEPT AS PROVIDED HEREIN.

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company (hereinafter defined) promises and agrees to sell and issue to the Warrantholder, at any time on or after the Issue Date and on or before the fifth anniversary of the Issue Date, up to [_____________] shares of Common Stock (hereinafter defined) at the per share Exercise Price (hereinafter defined).

This Warrant Certificate is issued subject to the following terms and conditions:

1.  Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)  "Cashless Exercise" means an exercise of a Warrant in which, in lieu of payment of the Exercise Price in cash, the Warrantholder elects to receive a lesser number of Securities in payment of the Exercise Price, as determined in accordance with Section 2(b).

(b)  "Closing Date" means the date or dates on which a closing under the Offering occurs.

(c)  "Commission" means the Securities and Exchange Commission.

(d)  "Common Stock" means the common stock, no par value, of the Company.

(e)  "Company" means Digital Caddies, Inc., an Oklahoma corporation.

(f)  "Exercise Price" means the price at which the Warrantholder may purchase one share of Common Stock or other Securities upon exercise of a Warrant as determined from time to time pursuant to the provisions hereof, multiplied by the number of Securities as to which the Warrant is being exercised. The initial Exercise Price is $0.20 per share of Common Stock.

(g)  "Issue Date" means the Closing Date on which this Warrant is issued.

(h)  "Memorandum" means the offering materials described in the Placement Agent Agreement.

(i)  "Offering" means the private offering of shares of Common Stock and warrants made pursuant to the Memorandum and the Placement Agent Agreement.

(j)  "Placement Agent Agreement" means that certain Placement Agent Agreement, dated November 7, 2013, between the Company, Paulson Investment Company, Inc. and any Additional Placement Agents as defined therein.

(k)  "Rules and Regulations" means the rules and regulations of the Commission adopted under the Securities Act.

(l)  "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

(m)    "Securities Act" means the Securities Act of 1933, as amended.

(n)  "Warrant" means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

(o)  "Warrant Certificate" means a certificate evidencing the Warrant.

(p)  "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is __________________________________________.

2.  Exercise of Warrant.

(a)  All or any part of the Warrant represented by this Warrant Certificate may be exercised commencing on the Issue Date and ending at 5:00 p.m. Pacific Time on the seventh anniversary of the Issue Date (the "Expiration Date") by surrendering this Warrant Certificate, together with the Exercise Price and appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 15210 N Scottsdale Rd., Suite 250, Scottsdale, AZ 85254; or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Warrantholder has elected a Cashless Exercise, such instructions shall so state.

(b)  If the Warrantholder elects a Cashless Exercise, the Warrantholder may surrender in payment of the Exercise Price, shares of Common Stock equal in value to the Exercise Price by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

X =	Y(A - B)
A

Where: X = The number of shares of Common Stock to be issued to the Warrantholder pursuant to this Cashless Exercise

Y = The number of shares of Common Stock in respect of which the Cashless Exercise election is made

A = The fair market value of one share of Common Stock at the time the Cashless Exercise election is made

B = The Exercise Price (as adjusted to the date of the Cashless Exercise)

For purposes of this Section 2(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the thirty (30) day period ending one (1) day prior to the Cashless Exercise; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) of the Common Stock over the thirty (30) day period ending one (1) day prior to the Cashless Exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

(c)  Subject to the provisions below, upon receipt of notice of exercise, the Company shall promptly prepare or cause the preparation of certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. After such certificates are prepared, the Company shall notify the Warrantholder and, upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased, or, in the case of a Cashless Exercise, upon deemed surrender of Securities equal in value to the Exercise Price, deliver such certificates to the Warrantholder, or as per the Warrantholder's instructions, promptly after such funds are available, if applicable, and otherwise promptly thereafter. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrant will be deemed to have become a holder of record of those Securities, as of the date of receipt by the Company of (a) available funds in cash in payment of the Exercise Price, or (b) notice of Cashless Exercise.

(d)  If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.

(e)  Notwithstanding the foregoing, in no event shall such Securities be issued, and the Company is authorized to refuse to honor the exercise of the Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law.

3.  Adjustments in Certain Events. The number, class, and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)  If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

(b)  In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrantholder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrantholder would have been entitled if, immediately prior to such event, the Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

(c)  When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

(d)  No fractional shares of Common Stock or other Securities will be issued in connection with the exercise of the Warrant, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

(e)  If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(e).

(f)  Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock or any other Securities purchasable upon exercise of the Warrant.

4.  Reservation of Securities. The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will, at all times during the term of the Warrant, be reserved for issuance.

5.  Validity of Securities. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms and, upon payment of the Exercise Price, will be fully paid and non-assessable. The Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

6.  Transferability. This Warrant Certificate and the Warrant may be transferred to Additional Placement Agents in the Offering as defined in the Placement Agent Agreement or to individuals who are a partner, officer or other representative of the Lead Placement Agent or any Additional Placement Agent. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants

7.  Securities Act Compliance. The Warrantholder hereby represents: (a) that this Warrant and any Common Stock to be acquired by the Warrantholder on exercise of the Warrant will be acquired for investment for the Warrantholder's own account and not with a view to the resale or distribution of any part thereof, and (b) that the Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. In addition, unless the issuance of the Common Stock shall have been registered under the Securities Act, as a condition of its delivery of certificates for the Common Stock, the Company may require the Warrantholder to deliver to the Company, in writing, representations regarding the Warrantholder's sophistication, investor status, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each certificate representing the Common Stock a legend substantially in the following form, the terms of which are agreed to by the Warrantholder:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

8.  No Rights as a Shareholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

9.  Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail, including by e-mail; and if served will be addressed as follows:

If to the Company:	Digital Caddies, Inc. Attn: Brad Nightingale 15210 N Scottsdale Rd., Suite 250, Scottsdale, AZ 85254 Email: bnightingale@digitalcaddies.net
with a copy to:	Zouvas Law Group, P.C. Attn: Luke C. Zouvas, Esq. 2368 Second Avenue, 1st Floor San Diego, CA 92101 Email: lzouvas@zouvaslaw.com
If to the Warrantholder:	at the address furnished by the Warrantholder to the Company for notice purposes.

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by e-mail must be accompanied by confirmation of receipt, and will be deemed effectively given upon confirmation of such receipt. Any party may by written notice to the other specify a different address for notice purposes.

10.     Applicable Law. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

Dated as of April 17, 2014.

DIGITAL CADDIES, INC.

By: ______________________________

Name:       Brad Nightingale

Title:         Chief Executive Officer

EXERCISE FORM

(To Be Executed by the Warrantholder
to Exercise the Warrant)

TO: DIGITAL CADDIES, INC.

1.  The undersigned hereby irrevocably elects to exercise the right to purchase __________ shares of Common Stock, represented by Warrant No. XX – [_______] as follows:

[ ] Exercise for Cash. Pursuant to Section 2(a) of the Warrant, the Holder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of Digital Caddies, Inc. in the amount of $____________.

2.  [ ] Cashless Exercise. Pursuant to Section 2(b) of the Warrant, the Holder hereby elects to exercise the Warrant on a cashless basis.

3.  The undersigned requests that the applicable number of shares of Common Stock be issued and delivered to the following address:

Name: _________________________________________________________

Address: ________________________________________________________

Deliver to: _______________________________________________________

Address: ________________________________________________________

4.  The undersigned understands, agrees and recognizes that:

(a)	No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the securities.
(b)	All certificates evidencing the shares of Common Stock, if any, may bear a legend substantially similar to the legend set forth in Section 7 of the Warrant regarding resale restrictions.

Dated: _____________, 20___.

By: ______________________________________

Name: ____________________________________

Print: _____________________________________

Note: Signature must correspond with the name as written upon the face of the Warrant in all respects, without alteration or enlargement or any change whatsoever.